UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2012

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2012, MedAssets, Inc. (“Company”) entered into an employment agreement with Allen W. Hobbs (the “Hobbs Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Hobbs Agreement contained herein is qualified in its entirety by reference to the Hobbs Agreement. Mr. Hobbs joined the Company in 2003 and has served as the Company’s President of Client Management, Field Operations and Sales since December 2009. The Hobbs Agreement contains an initial two-year term with an automatic one-year extension each year thereafter unless either party provides written notice to the other of its intention not to renew the Hobbs Agreement at least 12 months prior to the expiration of the then-current term. The Hobbs Agreement provides for an annual base salary of not less than $341,810, subject to increase as may be approved by the Chief Executive Officer or the Compensation, Governance and Nominating Committee of the Company’s Board of Directors (“Board’). Mr. Hobbs is eligible to participate in an annual cash incentive plan established by the Board in respect of each fiscal year during the employment term, with an annual target cash incentive of 40% of base salary. In the event Mr. Hobbs is terminated without “cause” or resigns for “good reason” (as each is defined in the Hobbs Agreement), he will be entitled to the following: (i) a severance multiplier, multiplied by the sum of his base salary plus target annual bonus, (ii) an additional cash amount equal to $45,000, and (iii) full vesting of outstanding equity awards held by him. If such termination occurs during the 2 years following a change in control, the severance multiplier will be 2. In all other events, it will be 1. Furthermore, if the Company elects not to extend the term of the Hobbs Agreement during the 2 years following a change in control, such non-extension will be deemed a termination without cause for purposes of the Hobbs Agreement. In addition, the Hobbs Agreement contains standard confidentiality provisions and subjects Mr. Hobbs to non-solicitation obligations during the term of employment and for 24 months following termination of employment for any reason, and to non-competition obligations during the term of employment and for 12 months following termination of employment for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 19, 2012, between MedAssets Services, LLC and Allen W. Hobbs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

January 23, 2012	By:	/s/ Charles O. Garner
Name: Charles O. Garner
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 19, 2012, between MedAssets Services, LLC and Allen W. Hobbs.